                                                                    EXHIBIT 7(e)

================================================================================

                         REGISTRATION RIGHTS AGREEMENT

                                    between

                           ICG COMMUNICATIONS, INC.

                                      AND

                      THE PURCHASERS LISTED ON SCHEDULE I



                           dated as of April 7, 2000


================================================================================


                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS...............................................  1
  1.1  Definitions..................................................  1
  1.2  Internal References..........................................  3

ARTICLE II REGISTRATION RIGHTS......................................  3
  2.1  Demand Registration..........................................  3
  2.2  Piggyback Registration.......................................  6
  2.3  Shelf Registration...........................................  7

ARTICLE III REGISTRATION PROCEDURES.................................  9
  3.1  Filings; Information.........................................  9
  3.2  Registration Expenses........................................ 13

ARTICLE IV INDEMNIFICATION AND CONTRIBUTION......................... 14
  4.1  Indemnification by the Company............................... 14
  4.2  Indemnification by Selling Holders........................... 15
  4.3  Conduct of Indemnification Proceedings....................... 15
  4.4  Contribution................................................. 16

ARTICLE V MISCELLANEOUS............................................. 16
  5.1  Participation in Underwritten Registrations.................. 16
  5.2  Rule 144..................................................... 17
  5.3  Holdback Agreements.......................................... 17
  5.4  Termination.................................................. 18
  5.5  Amendments, Waivers, Etc..................................... 18
  5.6  Counterparts................................................. 18
  5.7  Entire Agreement............................................. 18
  5.8  Governing Law................................................ 18
  5.9  Assignment of Registration Rights............................ 18

                                      This REGISTRATION RIGHTS AGREEMENT (the
                              "Agreement"), is made as of April 7, 2000, by and
                               ---------
                              between ICG Communications, Inc., a Delaware
                              corporation (the "Company") and the entities
                                                -------
                              listed on Schedule I to this Agreement.

          WHEREAS, the Company, Liberty Media Corporation, HMTF Bridge ICG, LLC and Gleacher/ICG Investors LLC entered into a Preferred Stock and Warrant Purchase Agreement dated as of February 27, 2000 (the "Stock Purchase
                                                       --------------
Agreement");
---------

          WHEREAS, pursuant to an Assignment of Rights under Preferred Stock and Warrant Purchase Agreement dated as of March 8, 2000, the remaining Initial HMTF Holders (as defined below) became parties to the Stock Purchase Agreement;

          WHEREAS, it is a condition precedent to the closing of the transactions contemplated in the Stock Purchase Agreement that the parties hereto execute and deliver this Agreement;

          NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement and intending to be legally bound, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

1.1  Definitions.
     -----------

     Terms defined in the Stock Purchase Agreement are used herein as therein defined except as otherwise indicated below. In addition, the following terms, as used herein, have the following meanings:

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Demand Registration" means a registration under the Securities Act
           -------------------
requested in accordance with Section 2.1.

          "Gleacher Holder" means Gleacher/ICG Investors LLC.
           ---------------

          "HMTF Holders" means the Initial HMTF Holders and any direct or
           ------------
indirect transferee of any Registrable Securities initially held by the Initial HMTF Holders.

          "Holders" means, collectively, the HMTF Holders, the Liberty Holders
           -------
and the Gleacher Holder (including their respective Affiliates) and any direct or indirect transferee of any Registrable Securities held by any of such Persons.

          "Initial Amount," on any particular date and with respect to the
           --------------
Liberty Holders or the HMTF Holders, as applicable, means the number of shares of Common Stock that would have been issuable on such date upon conversion of all of the shares of Series A Preferred Stock and the exercise of all Warrants issued to the Liberty Holders or the HMTF Holders, respectively, on the Closing Date (as adjusted for stock splits, stock dividends and similar events affecting the Series A Preferred Stock).

          "Initial HMTF Holders" means HM4 ICG Qualified Fund, LLC, HM4 ICG
           --------------------
Private Fund, LLC, HM PG-IV ICG, LLC, HM 4-SBS ICG Coinvestors, LLC, HM 4-EQ ICG Coinvestors, LLC, and HMTF Bridge ICG, LLC.

          "Liberty Holders" means Liberty and each of its Affiliates.
           ---------------

          "Piggyback Registration" has the meaning set forth in Section 2.2.
           ----------------------

          "Registrable Common Stock" means (a) shares of Common Stock issued or
           ------------------------
issuable upon conversion of the Series A Preferred Stock purchased pursuant to the Stock Purchase Agreement, plus any additional shares of Series A Preferred Stock issued in respect thereof in connection with any stock split, stock dividend or similar event with respect to the Series A Preferred Stock, plus any additional shares of Common Stock issued with respect to such issued shares of Common Stock in connection with any stock splits, stock dividends, or similar events with respect to the Common Stock, (b) shares of Common Stock issued or issuable upon exercise of the Warrants, plus any additional shares of Common Stock issued in respect of such issued shares of Common Stock in connection with any stock split, stock dividend or similar event with respect to the Common Stock and (c) any shares of Common Stock owned by a Holder that are restricted securities within the meaning of Rule 144 or all such shares if such Holder reasonably believes at such time that it may be deemed to be an "affiliate" (as that term is defined in Rule 144) of the Company.

          "Registrable Securities" means (a) the Registrable Common Stock and
           ----------------------
(b) any securities of the Company or any successor entity into which Registrable Common Stock may hereafter be converted or changed. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) such securities shall have been transferred pursuant to Rule 144, (iii) such securities shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) such securities shall have ceased to be outstanding.

          "Requesting Holders" means the Holders requesting a Demand
           ------------------
Registration, and shall include parties deemed "Requesting Holders" pursuant to
Section 2.1(a)(iv).

          "Rule 144" means Rule 144 (or any successor rule of similar effect)
           --------
promulgated under the Securities Act.

          "Selling Holder" means any Holder who is selling Registrable
           --------------
Securities pursuant to a public offering registered hereunder.

          "Series A Preferred Stock" means collectively the Company's (i) 8%
           ------------------------
Series A-1 Convertible Preferred Stock, par value $0.01 per share, (ii) 8% Series A-2 Convertible Preferred Stock, par value $0.01 per share, and (iii) 8% Series A-3 Convertible Preferred Stock, par value $0.01 per share.

          "Shelf Registration" has the meaning set forth in Section 2.3(b).
           ------------------

          "Underwriter" means a securities dealer who purchases any Registrable
           -----------
Securities as principal and not as part of such dealer's market-making activities.

          "Warrants" means the Warrants (as defined in the Stock Purchase
           --------
Agreement) to purchase Common Stock.

1.2  Internal References

     Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to the Stock Purchase Agreement.

                                  ARTICLE II

                              REGISTRATION RIGHTS

2.1  Demand Registration

          (a)

               (i) Holders of a majority of the Registrable Securities held by the HMTF Holders may make up to three (3) written requests for a Demand Registration of all or any part of the Registrable Securities held by the HMTF Holders and their direct or indirect transferees; provided, that (A) each such Demand Registration by the HMTF Holders must be in respect of Registrable Securities with a fair market value of at least $50,000,000 or all of the Registrable Securities held by the requesting HMTF Holders if the aggregate fair market value of all of such Registrable Securities is less than $50,000,000 and (B) the HMTF Holders shall not be entitled to a Demand Registration if, during the 120 days preceding such request, the HMTF Holders had requested a Demand Registration unless the Company preempted such Demand Registration in accordance with Section 2.1(e) or the Company postponed the filing thereof in accordance with Section 3.1(a) and the requesting HMTF Holders withdrew the request for such Demand Registration. Upon exercise of all or any portion of the Warrants held by the HMTF Holders, the Holders of a majority of the Registrable Securities held by the HMTF Holders may make one (1) additional written request for a Demand Registration, subject to the proviso set forth in the foregoing sentence.

               (ii) Holders of a majority of the Registrable Securities held by the Liberty Holders may make up to six (6) written requests for a Demand Registration of all or any part of the Registrable Securities held by the Liberty Holders and their direct or indirect transferees; provided, that
     (A) each such Demand Registration by the Liberty Holders must be in respect of Registrable Securities with a fair market value of at least $50,000,000 or all of the Registrable Securities held by the requesting Liberty Holders if the aggregate fair market value of all of such Registrable Securities is less than $50,000,000, and (B) the Liberty Holders shall not be entitled to a Demand Registration if, during the 120 days preceding such request, the Liberty Holders had requested a Demand Registration unless the Company preempted such Demand Registration in accordance with Section 2.1(e) or the Company postponed the filing thereof in accordance with Section 3.1(a) and the requesting Liberty Holders withdrew the request for such Demand Registration. Upon exercise of all or any portion of the Warrants held by the Liberty Holders, the Holders of a majority of the Registrable Securities held by the Liberty Holders may make up to two (2) additional written requests for a Demand Registration, subject to the proviso set forth in the foregoing sentence.

               (iii) Any request for a Demand Registration will specify the aggregate number of shares of Registrable Securities proposed to be sold by the Requesting Holders and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective. Should a Demand Registration not become effective due to the failure of a Holder to perform its obligations under this Agreement or the inability of the Requesting Holders to reach agreement with the Underwriters for the proposed sale on price or other customary terms for such transaction, or in the event the Requesting Holders withdraw or do not pursue the request for the Demand Registration (in each of the foregoing cases, provided that at such time the Company is in compliance in all material respects with its obligations under this Agreement), then, subject to Section 2.1(b), such Demand Registration shall be deemed to have been effected (provided that (i) if, the Demand Registration does not become effective because a material adverse change has occurred, or is reasonably likely to occur, in the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries taken as a whole subsequent to the date of the written request made by the Requesting Holders (ii) if the Company withdraws the Demand Registration for any reason or preempts the request for the Demand Registration or (iii) if, after the Demand Registration has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court or (iv) if the Demand Registration is withdrawn at the request of the Requesting Holders pursuant to Section 2.1(f) or Section 3.1(a), then the Demand Registration shall not be deemed to have been effected and will not count as a Demand Registration).

               (iv) Upon receipt of any request for a Demand Registration by holders of a majority of the Registrable Securities held by the HMTF Holders or the Liberty Holders, as the case may be, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to the HMTF Holders, in the case of a request by an HMTF Holder, and to the Liberty Holders, in the case of a request by a Liberty Holder, and all such HMTF Holders or Liberty Holders, as the case may be

     (including their respective direct or indirect transferees) shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All such Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 2.1.

          (b) In the event that the Requesting Holders withdraw or do not pursue a request for a Demand Registration and, pursuant to Section 2.1(a) hereof, such Demand Registration is deemed to have been effected, the Holders may reacquire such Demand Registration (such that the withdrawal or failure to pursue a request will not count as a Demand Registration hereunder) if the Selling Holders reimburse the Company for any and all Registration Expenses incurred by the Company in connection with such request for a Demand Registration that was withdrawn or not pursued.

          (c) If the Requesting Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a "firm commitment" underwritten offering. A majority in interest of the Requesting Holders shall have the right to select the managing Underwriters and any additional investment bankers and managers to be used in connection with any offering under this Section 2.1, subject to the Company's approval, which approval shall not be unreasonably withheld.

          (d) The Requesting Holders will inform the Company of the time and manner of any disposition of Registrable Common Stock, and agree to reasonably cooperate with the Company in effecting the disposition of the Registrable Common Stock in a manner that does not unreasonably disrupt the public trading market for the Common Stock; provided, however, that the Holders' only right to a shelf registration statement shall be pursuant to Section 2.3.

          (e) The Company will have the right to preempt any Demand Registration with a primary registration by delivering written notice (within seven business days after the Company has received a request for such Demand Registration) of such intention to the Requesting Holders indicating that the Company has identified a specific business need and use for the proceeds of the sale of such securities and had contemplated such sale of securities prior to receiving the Requesting Holders' notice, and the Company shall use commercially reasonable efforts to effect a primary registration within 90 days of such notice. In the ensuing primary registration, the Holders will have such piggyback registration rights as are set forth in Section 2.2 hereof. Upon the Company's preemption of a requested Demand Registration, such requested registration will not count as the Holders' Demand Registration. If the Company thereafter decides to abandon its intention to pursue such sale of securities, it shall give notice thereof to any preempted Holders within two business days following the Company's decision. The Company may exercise the right to preempt a Demand Registration only once in any 360-day period; provided, that during any 360-day period the Company shall use its reasonable best efforts to permit a period of at least 180 consecutive days during which the Selling Holders may effect a Demand Registration.

          (f) Securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall not be included in a Demand Registration if the managing Underwriter or Underwriters shall advise the Company and the Requesting Holders in writing that the inclusion of such securities will materially and adversely affect the price of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing Underwriter
 -----------------------
or Underwriters shall advise the Company or the Requesting Holders that even after exclusion of all securities of other Persons (including the Company) pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Company and the Requesting Holders are so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Securities requested to be included in such registration by each such Requesting Holder; provided, however, that if any Registrable Securities requested to be registered pursuant to a Demand Registration under Section 2.1 are excluded from registration hereunder, then the Holder(s) having shares excluded ("Excluded
                                                                    --------
Holders") shall have the right to withdraw all, or any part, of their shares
-------
from such registration and if withdrawn in full such Demand Registration shall not be deemed to have been effected and will not count as a Demand Registration.

2.2  Piggyback Registration

          (a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8, or, except as provided for in Section 2.3, pursuant to Rule 415 (or any substitute form or rule, respectively, that may be adopted by the Commission)), the Company shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Company as soon as reasonably practicable (but in no event less than 15 days before the anticipated filing date), undertaking to provide each Holder the opportunity to register on the same terms and conditions such number of shares of Registrable Securities as such Holder may request (a "Piggyback
                                                         ---------
Registration"). Each Holder will have seven business days after receipt of any
------------
such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration (which notice shall not be deemed to be a request for a Demand Registration); provided that should a Holder fail to provide timely notice to the Company, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering other than as described in Section 2.1(a)(iv). In the event that the registration statement is filed on behalf of a Person other than the Company, the Company will use its best efforts to have the shares of Registrable Securities that the Holders wish to sell included in the registration statement. If the Company or the Person for whose account such offering is being made shall determine in its sole discretion not to register or to delay the proposed offering, the Company may, at its election, provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed offering. As between the Company and the Selling Holders, the

Company shall be entitled to select the Underwriters in connection with any Piggyback Registration.

          (b) If the Registrable Securities requested to be included in the Piggyback Registration by any Holder differ from the type of securities proposed to be registered by the Company and the managing Underwriter advises the Company that due to such differences the inclusion of such Registrable Securities would cause a Material Adverse Effect, then (i) the number of such Holders' Registrable Securities to be included in the Piggyback Registration shall be reduced to an amount which, in the opinion of the managing Underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the opinion of the managing Underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such Piggyback Registration, provided, that no other securities of such type are included and offered for the account of any other Person in such Piggyback Registration. Any partial reduction in number of Registrable Securities of any Holder to be included in the Piggyback Registration pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such Piggyback Registration by all Persons other than the Company who have the contractual right to request that their shares be included in such registration statement and who have requested that their shares be included. If the Registrable Securities requested to be included in the registration statement are of the same type as the securities being registered by the Company and the managing Underwriter advises the Company that the inclusion of such Registrable Securities would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Holder only a portion of the shares such Holder has requested be registered equal to the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (other than the Person or Persons initiating such registration request) who have the contractual right to request that their shares be included in such registration statement and who have requested their shares be included. If the Company initiated the registration, then the Company may include all of its securities in such registration statement before any such Holder's requested shares are included. If another security holder initiated the registration, then the Company may not include any of its securities in such registration statement unless all Registrable Securities requested to be included in the registration statement by all Holders are included in such registration statement. If as a result of the provisions of this Section 2.2(b) any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Securities in such registration statement prior to its effectiveness.

2.3  Shelf Registration

          (a) Holders of a majority of the Registrable Securities held by the Liberty Holders ("Majority Liberty Holders") may, at any time after the first anniversary of the Closing Date, make a written request that the Company effect a shelf registration of a portion of the Registrable Securities held by the Liberty Holders and their direct or indirect transferees (the "Liberty Shelf
                                                               -------------
Registration") pursuant to Rule 415; provided, that the aggregate amount of
------------
Registrable Securities that may be included in such Liberty Shelf Registration may not exceed 25% of the Liberty Holders' Initial Amount. Upon receipt of a request for the Liberty Shelf Registration, the

Company shall promptly (but in any event within 10 business days) give written notice of the proposed Liberty Shelf Registration to all other Liberty Holders, and all such Holders (including their direct and indirect transferees) shall have the right to include Registrable Securities in the Liberty Shelf Registration subject to the foregoing limitation. From and after the second anniversary of the Closing Date, the Majority Liberty Holders may make a written request that the Company amend the Liberty Shelf Registration to include in the Liberty Shelf Registration no more than 50% of the Liberty Holders' Initial Amount. Upon receipt of such request, the Company shall promptly (but in any event within 10 business days) give written notice of the proposed amendment to all other Liberty Holders, and all such Holders (including their direct and indirect transferees) shall have the right to include Registrable Securities in the amended Liberty Shelf Registration subject to the foregoing limitation. From and after the third anniversary of the Closing Date, the Majority Liberty Holders' may make a written request that the Company amend the Liberty Shelf Registration to include in the Liberty Shelf Registration no more than 75% of the Liberty Holders' Initial Amount. Upon receipt of such request, the Company shall promptly (but in any event within 10 business days) give written notice of the proposed amendment to all other Liberty Holders, and all such Holders (including their direct and indirect transferees) shall have the right to include Registrable Securities in the amended Liberty Shelf Registration subject to the foregoing limitation. From and after the fourth anniversary of the Closing Date, the Majority Liberty Holders may make a written request that the Company amend the Liberty Shelf Registration to include in the Liberty Shelf Registration up to 100% of the Liberty Holders' Initial Amount. Upon receipt of such request, the Company shall promptly (but in any event within 10 business days) give written notice of the proposed amendment to all other Liberty Holders, and all such Holders (including their direct and indirect transferees) shall have the right to include Registrable Securities in the amended Liberty Shelf Registration up to 100% of the Liberty Holders' Initial Amount.

          (b) Holders of a majority of the Registrable Securities held by the HMTF Holders ("Majority HMTF Holders") may, at any time after the first anniversary of the Closing Date, make a written request that the Company effect a shelf registration of a portion of the Registrable Securities held by the HMTF Holders and their direct or indirect transferees (the "HMTF Shelf Registration")
                                                       -----------------------
pursuant to Rule 415; provided, that the aggregate amount of Registrable Securities that may be included in such HMTF Shelf Registration may not exceed 25% of the HMTF Holders' Initial Amount. Upon receipt of a request for the HMTF Shelf Registration, the Company shall promptly (but in any event within 10 business days) give written notice of the proposed HMTF Shelf Registration to all other HMTF Holders, and all such Holders (including their direct and indirect transferees) shall have the right to include Registrable Securities in the HMTF Shelf Registration subject to the foregoing limitation. From and after the second anniversary of the Closing Date, the Majority HMTF Holders may make a written request that the Company amend the HMTF Shelf Registration to include in the HMTF Shelf Registration no more than 50% of the HMTF Holders' Initial Amount. Upon receipt of such request, the Company shall promptly (but in any event within 10 business days) give written notice of the proposed amendment to all other HMTF Holders, and all such Holders (including their direct and indirect transferees) shall have the right to include Registrable Securities in the amended HMTF Shelf Registration subject to the foregoing limitation. From and after the third anniversary of the Closing Date, the Majority HMTF Holders' may make a written request that the Company amend the HMTF Shelf Registration to include in the HMTF Shelf Registration no more than 75% of the HMTF Holders' Initial Amount. Upon receipt of such request, the Company shall promptly

(but in any event within 10 business days) give written notice of the proposed amendment to all other HMTF Holders, and all such Holders (including their direct and indirect transferees) shall have the right to include Registrable Securities in the amended HMTF Shelf Registration subject to the foregoing limitation. From and after the fourth anniversary of the Closing Date, the Majority HMTF Holders may make a written request that the Company amend the HMTF Shelf Registration to include in the HMTF Shelf Registration up to 100% of the HMTF Holders' Initial Amount. Upon receipt of such request, the Company shall promptly (but in any event within 10 business days) give written notice of the proposed amendment to all other HMTF Holders, and all such Holders (including their direct and indirect transferees) shall have the right to include Registrable Securities in the amended HMTF Shelf Registration up to 100% of the HMTF Holders' Initial Amount.

          (c) If the Company's ability to amend the registration statement for the Liberty Shelf Registration or the HMTF Shelf Registration (each, a "Shelf Registration") to increase the number of Registrable Securities included therein (or to file a new shelf registration statement in respect thereof) in accordance with this Section 2.3 is subject to any contractual limitations that could delay the Company's ability to file or cause to become effective such registration statement, then, if requested by the Majority Liberty Holders (in the case of Section 2.3(a)) or the Majority HMTF Holders (in the case of Section 2.3(b)) the Company shall, in lieu of following the procedure set forth in Section 2.3(a) or
Section 2.3(b), as the case may be, file a single registration statement for the Shelf Registration referred to in the applicable provisions of such Sections (and cause such registration statement to become and remain effective for the period set forth in Section 3.1) that would permit the offering of such portion of the Registrable Securities (up to 100%) as may be requested by the Majority Liberty Holders (in the case of Section 2.3(a)) or the Majority HMTF Holders (in the case of Section 2.3(b)), (it being understood and agreed that the Holders of the Registrable Securities would not have the right to offer and sell from such Shelf Registration Registrable Securities other than in accordance with the schedule and amounts set forth in Section 2.3(a) or Section 2.3(b), as applicable).

                                  ARTICLE III

                            REGISTRATION PROCEDURES

3.1  Filings; Information

     In connection with the registration of Registrable Securities pursuant to
Section 2.1, Section 2.2 and Section 2.3 hereof, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities as promptly as is reasonably practicable, and in connection with any such request:

          (a) The Company will expeditiously prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective (i) with respect to any Demand Registration or Piggyback Registration, for such period, not to exceed 60 days, as may be reasonably necessary to effect the sale of such securities, (ii) with respect to a Shelf Registration, until the earlier of the sale of all Registrable Securities thereunder and the fifth anniversary of the Closing Date (or if such Shelf Registration is filed or amended on or after the fourth anniversary of the Closing Date, then the earlier of the sale of all Registrable Securities thereunder and the second anniversary of the effective date of such Shelf Registration) (it being understood that if at any time all the Registrable Securities then permitted to be sold under such Shelf Registration pursuant to
Section 2.3 have been sold but the Holders have the right to request the addition of additional Registrable Securities to the Shelf Registration in the future pursuant to Section 2.3, the Company may (at its option) either cause the registration statement to remain effective (notwithstanding the fact that all securities then registrable on such shelf registration statement shall have been sold) and file post-effective amendments when required to permit the sale of the additional Registrable Securities or prepare and file, and cause to become and remain effective, a new shelf registration statement to effect the registration of the additional Registrable Securities when required pursuant to Section 2.3); provided that if the Company shall furnish to the Selling Holder a certificate signed by the Company's Chairman, President or any Executive Vice-President or Vice-President stating that the Company's Board of Directors has determined in good faith that it would be detrimental or otherwise disadvantageous to the Company or its stockholders for such a registration statement to be filed as expeditiously as possible because the sale of Registrable Securities covered by such Registration Statement or the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Company, the Company may postpone the filing or effectiveness of a registration statement for a period of not more than 120 days; provided that during any 360-day period the Company shall use its reasonable best efforts to permit a period of at least 180 consecutive days during which the Company will make a registration statement available under this Agreement; and provided further that if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Company's fiscal year, and
(ii) the Securities Act requires the Company to include audited financials as of the end of such fiscal year, the Company may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year. If the Company exercises its right to postpone the filing or effectiveness of a registration statement, the applicable Requesting Holders shall be entitled to withdraw their request for such Demand Registration and it shall not count as a Demand Registration.

          (b) Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the Company shall not be required to keep any shelf registration effective or useable for offers and sales of the Registrable Securities, file a post effective amendment to a shelf registration statement or prospectus supplement or to supplement or amend any registration statement, if the Company is then involved in discussions concerning, or otherwise engaged in, any material financing or investment, acquisition or divestiture transaction or other material business purpose if the Company determines in good faith that the making of such a filing, supplement or amendment at such time would interfere with such transaction or purpose. The Company shall promptly give the Holders of Registrable Securities written notice of such postponement containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. Upon receipt by a Holder of Registrable Securities of notice of an event of the kind described in this Section 3.1(b), such Holder shall forthwith discontinue such Holder's disposition of Registrable Securities until such Holder's receipt of notice from the Company that such disposition may continue and of any supplemented or amended prospectus indicated in such notice. The Company shall use its reasonable best efforts to permit sales of Registrable Securities on such shelf registration statement for at least 180 days during any 360-day period. In the event the Company shall give notice of an event of the kind described in this Section 3.1(b), the Company shall extend the period during which the applicable registration statement shall be maintained effective as provided in Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall give notice to the Selling Holders that such dispositions of such Registrable Securities may continue and shall have made available to the Selling Holders any such supplemented or amended prospectus.

          (c) The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Selling Holders, and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Holders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities by the Selling Holders.

          (d) After the filing of the registration statement, the Company will promptly notify the Selling Holders of any stop order issued or, to the Company's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (e) The Company will use its commercially reasonable efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder in such jurisdictions; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.1(e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

          (f) The Company will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders and to the Underwriters any such supplement or amendment. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Selling Holders will deliver to the Company all copies, other than permanent file copies then in the possession of Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Selling Holders such supplemented or amended prospectus.

          (g) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions (including, without limitation, participation in road shows and investor conference calls) as are required in order to expedite or facilitate the sale of such Registrable Securities.

          (h) At the request of any Underwriter in connection with an underwritten offering the Company will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters from the Company's independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

          (i) If requested by the managing Underwriter or any Selling Holder, the Company shall promptly incorporate in a prospectus supplement or post effective amendment such information as the managing Underwriter or any Selling Holder reasonably requests to be included therein, including without limitation, with respect to the Registrable Securities being sold by such Selling Holder, the purchase price being paid therefor by the Underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post effective amendment.

          (j) The Company shall promptly make available for inspection by any Selling Holder or Underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate
     ----------
documents and properties of the Company (collectively, the "Records"), as shall
                                                            -------
be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (j) if
(A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the

Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; provided further, however, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

          (k) The Company shall cause the Registrable Securities included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq National Market if the Registrable Securities so qualify.

          (l) The Company shall provide a CUSIP number for the Registrable Securities included in any registration statement not later than the effective date of such registration statement.

          (m) The Company shall cooperate with each Selling Holder and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

          (n) The Company shall during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

          (o) The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     The Company may require Selling Holders promptly to furnish in writing to the Company such information regarding such Selling Holders, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

3.2  Registration Expenses

     In connection with any Registration effected hereunder, the Company shall pay the following expenses incurred in connection with such registration (the "Registration Expenses"): (i) registration and filing fees with the Commission
 ---------------------
and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the

Company and the reasonable fees and expenses of independent certified public accountants for the Company (including fees and expenses associated with the special audits or the delivery of comfort letters), (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration, (vii) all roadshow costs and expenses not paid by the Underwriters and (viii) the reasonable fees and expenses of one counsel for the Selling Holders.

                                  ARTICLE IV

                       INDEMNIFICATION AND CONTRIBUTION

4.1  Indemnification by the Company

     The Company agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Selling Holder expressly for use therein or by the Selling Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Selling Holder with copies of the same; provided, however, that the Company shall have no obligation to indemnify under this sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealably determined by a court to have resulted from such Selling Holder's willful misconduct or gross negligence. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Underwriter expressly for use therein or by the Underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Underwriter with copies of the same; provided, however, that the Company shall have no obligation to indemnify under this sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealably determined by a court to have resulted from any such Underwriter's willful misconduct or gross negligence.

4.2  Indemnification by Selling Holders

     Each Selling Holder agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, which controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Selling Holder, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Selling Holder's liability under this Section
4.2 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such Selling Holder from the sale of such Registrable Securities by such Selling Holder. The obligation of each Selling Holder shall be several and not joint.

4.3  Conduct of Indemnification Proceedings

     In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.1 or Section 4.2, such Person (the "Indemnified Party")
                                                          -----------------
shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of
 ------------------
the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

4.4  Contribution

     If the indemnification provided for in this Article IV is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, a Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article IV, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and each Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE V

                                 MISCELLANEOUS

5.1  Participation in Underwritten Registrations

     No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (c) furnishes in writing to the Company such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Company may from time to time request or as may be legally required in connection with such registration; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (ii) such Person's power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting agreements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of such Person's Registrable Securities pursuant to such registration.

5.2  Rule 144

     The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

5.3  Holdback Agreements

     The Liberty Holders, for so long as they collectively own Registrable Securities representing 10% or more of the voting power of the outstanding voting securities of the Company, and the HMTF Holders, for so long as they collectively own Registrable Securities representing 10% or more of the voting power of the outstanding voting securities of the Company, severally agree, in the event of an underwritten offering by the Company (whether for the account of the Company or otherwise) not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 14 days prior to, and during the 90-day period (or such lesser period as the lead or managing underwriters may require) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering), provided that in connection with such underwritten offering each officer and director of the Company and holder of 10% or more of the Common Stock is subject to restrictions substantially equivalent to those imposed on the Liberty Holders and the HMTF Holders.

5.4  Termination

     The registration rights granted under this Agreement will terminate on April 10, 2015, or such earlier time as there shall no longer be any Registrable Securities; provided, however, that if all shares of Series A Preferred Stock outstanding on such date shall not have been redeemed in full in accordance with
Section 10 of the Certificate of Designations, this Agreement shall remain in full force and effect with respect to the Registrable Securities until such time as the shares of Series A Preferred Stock have been so redeemed in full.

5.5  Amendments, Waivers, Etc.

     This Agreement may not be amended, waived or otherwise modified or terminated except by an instrument in writing signed by the Company and the Holders of at least 50% of the Registrable Securities then held by all the Holders, if the amendment is to be effective against the Holders.

5.6  Counterparts

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Each party need not sign the same counterpart.

5.7  Entire Agreement

     This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.8  Governing Law

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

5.9  Assignment of Registration Rights

     Each Holder of the Registrable Securities may assign all or any part of its rights under this Agreement to any person to whom such Holder sells, transfers, assigns or pledges such Registrable Securities. In the event that the Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Securities, the Holder shall also retain its rights with respect to its remaining Registrable Securities.

          IN WITNESS WHEREOF, the Company and each Holder has caused this Agreement to be signed on its behalf by its officer thereunto duly authorized as of the date first written above.


                              ICG COMMUNICATIONS, INC.


                              By:_______________________________
                                  Name: H. Don Teague
                                  Title: Executive Vice President


                              HMTF BRIDGE ICG, LLC


                              By:________________________________
                                  Name:
                                  Title:


                              HM4 ICG QUALIFIED FUND, LLC


                              By:________________________________
                                  Name:
                                  Title:


                              HM4 ICG PRIVATE FUND, LLC


                              By:________________________________
                                  Name:
                                  Title:


                              HM PG-IV ICG, LLC


                              By:________________________________
                                  Name:
                                  Title:


                              HM 4-SBS ICG COINVESTORS, LLC


                              By:________________________________
                                  Name:
                                  Title:


                              HM 4-EQ ICG COINVESTORS, LLC


                              By:________________________________
                                  Name:
                                  Title:


                              LIBERTY MEDIA CORPORATION



                              By:________________________________
                                  Name:
                                  Title:


                              GLEACHER/ICG INVESTORS LLC



                              By:________________________________
                                  Name:
                                  Title:

                                  SCHEDULE I


                                    Series of      Number
Purchasers                          Preferred   of Preferred    Number of      Purchase Price
---------
                                      Stock        Shares        Warrants       of the Shares
                                   ----------   ------------    ---------      --------------
Liberty Media Corporation          Series A-1      50,000       6,666,667       $500,000,000
HMTF Bridge ICG, LLC               Series A-2      11,500       1,533,334       $115,000,000
HM4 ICG Qualified Fund, LLC        Series A-2      10,464       1,395,253       $104,644,000
HM4 ICG Private Fund, LLC          Series A-2          74           9,885       $    741,000
HM PG-IV ICG, LLC                  Series A-2         557          74,281       $  5,571,000
HM 4-SBS ICG Coinvestors, LLC      Series A-2         251          33,412       $  2,506,000
HM 4-EQ ICG Coinvestors, LLC       Series A-2         154          20,502       $  1,538,000
Gleacher/ICG Investors LLC         Series A-3       2,000         266,666       $ 20,000,000